EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(2)	Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(3)	Registration Statement (Form S-3 No. 333-162083) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.;
(4)	Registration Statement (Form S-3 No. 333-150183) universal shelf registration of Omega Healthcare Investors, Inc.; and
(5)	Registration Statement (Form S-3 No. 333-168088 and No. 333-164367) related to the resale of certain common stock of Omega Healthcare Investors, Inc. held by CapitalSource Healthcare LLC.

of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 28, 2011